SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

Pursuant to Section 13(d) of The Securities Exchange Act of 1934

Date of Report:  November 14, 2000          Commission File No. 0-1830

BOWL AMERICA INCORPORATED
(exact name of registrant as specfied in charter)

STATE OF MARYLAND                             54-0646173
(State of Incorporation)           (I.R.S. Employer Identification No.)

6446 Edsall Road, Alexandria, VA  22312
(Address of Principal Executive Office   Zip Code)

703-941-6300
(Registrant's Telephone Number, Including Area Code)

INFORMATION TO BE INCLUDED IN REPORT

ITEM 5.  OTHER EVENTS

Text of Press Release dated November 14, 2000

               Record First Quarter Profit at Bowl America

Bowl America reported earnings of $.12 per share, the highest for any first quarter in its history, and double the earnings from last years record first quarter. This was the thirteenth consecutive year-to-year quarterly earnings improvement.

This years earnings include an after tax profit of $138,000 as a result of the cash payment received in the AT&T/Media One merger, against $31,000 from the Vodafone/AirTouch merger last year. Bowl America holds telecommunications stocks in its expansion reserve. It also acquired 130,000 of its own Class B shares as part of a stock repurchse program.

Bowling competes with a variety of recreational activities, many of which are dependent on good weather. The rainy July benefited Bowl America, although this will be offset by the second driest October in history. The closing of one bowling center after the end of the quarter should have no significant effect on earnings comparisions.

Bowl America operates 21 bowling centers in Maryland, Virginia and Florida and its stock trades on the American Stock Exchange with the symbol BWLA. The Company's SEC Form 10Q is available at www.sec.gov on the Edgar System.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWL AMERICA INCORPORATED
Registrant

Leslie H. Goldberg
Leslie H. Goldberg
President

Date:  November 14, 2000